Exhibit 99.1

STATEMENT UNDER SECTION 906
OF THE
SARBANES-OXLEY ACT OF 2002

     The undersigned hereby certifies as of the August 14, 2002 to the UNITED STATES SECURITIES AND EXCHANGE COMMISSION pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, as follows:

     1.     The quarterly report on Form 10-Q of Intelligent Systems Corporation for the quarter ended June 30, 2002 which accompanies this statement fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

     2.     Information contained in such quarterly report fairly presents, in all material respects, the financial condition and results of operations of Intelligent Systems Corporation.

/s/ J. Leland Strange
J. Leland Strange, Chief Executive Officer